Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

of Summit Materials, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-202669) on Form S-8 of Summit Materials, Inc. of our:

Report dated February 18, 2016, with respect to the consolidated balance sheets of Summit Materials, Inc. and subsidiaries as of January 2, 2016 and December 27, 2014, and the related consolidated statements of operations, comprehensive loss, cash flows and changes in redeemable noncontrolling interest and stockholders’ equity for each of the fiscal years in the three-year period ended January 2, 2016, which report appears in the January 2, 2016 annual report on Form 10-K of Summit Materials, Inc.

Report dated February 18, 2016, with respect to the consolidated balance sheets of Summit Materials, LLC and subsidiaries as of January 2, 2016 and December 27, 2014, and the related consolidated statements of operations, comprehensive loss, cash flows and changes in redeemable noncontrolling interest and members’ interest for each of the fiscal years in the three-year period ended January 2, 2016 which report appears in the January 2, 2016 annual report on Form 10-K of Summit Materials, Inc.

/s/ KPMG LLP

Denver, Colorado

February 18, 2016